Exhibit 99.1

EVINE Live to Host Investor Day

MINNEAPOLIS, MN – April 21, 2015 – EVINE Live Inc. is pleased to invite the investment community to its first Investor Day at the Company’s studios in Eden Prairie, Minnesota on Thursday, May 28. CEO Mark Bozek will introduce his new leadership team, each of whom will discuss their backgrounds and value creation strategies which the Company believes will drive long-term growth and sustainable profitability. During the presentations, observations may be made regarding the Company's financial performance and recent developments.

Attendance at the Investor Day in person is limited and by invitation only. For further inquiries, please contact Beth McCartan at bmccartan@evine.com.

The presentations will be webcast simultaneously and available at http://evine.mwnewsroom.com beginning at approximately 11:30 am EST.

About EVINE Live Inc.

EVINE Live Inc. (NASDAQ: EVLV) is a digital commerce company that offers customers multiple ways to shop and interact via TV, online and on mobile devices in the merchandise categories of Home, Beauty, Health & Fitness, Fashion & Accessories, Jewelry & Watches and Consumer Electronics. Under the leadership of Mark Bozek, who took over as CEO in June 2014, the Company has begun its repositioning to a true digital commerce company. EVINE Live has access to 88 million cable and satellite television homes and also is available nationwide via live streaming at www.evine.com.

Please visit www.evine.com/ir for more investor information.

Forward-Looking Information

This release may contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as anticipate, believe, estimate, expect, intend, predict, hope, should, plan, will or similar expressions. Any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. These statements are based on management's current expectations and accordingly are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to various important factors, including (but not limited to): consumer preferences, spending and debt levels; the general economic and credit environment; interest rates; seasonal variations in consumer purchasing activities; the ability to achieve the most effective product category mixes to maximize sales and margin objectives; competitive pressures on sales; pricing and gross sales margins; the level of cable and satellite distribution for our programming and the associated fees; our ability to establish and maintain acceptable commercial terms with third-party vendors and other third parties with whom we have contractual relationships, and to successfully manage key vendor relationships; our ability to manage our operating expenses and our working capital levels successfully; our ability to remain compliant with our long-term credit facility covenants; our ability to successfully transition our brand name; the market demand for television station sales; our management and information systems infrastructure; challenges to our data and information security; changes in governmental or regulatory requirements; litigation or governmental proceedings affecting our operations; significant public events that are difficult to predict, or other significant television-covering events causing an interruption of television coverage or that directly compete with the viewership of our programming; and our ability to obtain and retain key executives and employees. More detailed information about those factors is set forth in the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this announcement. The Company is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contacts

Media:
Dawn Zaremba
EVINE Live Inc.
press@evine.com
(952) 943-6043

Investors:
Beth McCartan
EVINE Live Inc.
bmccartan@evine.com
(952) 943-6517